UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 15, 2006
MARLIN BUSINESS SERVICES CORP.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50448	38-3686388

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

300 Fellowship Road, Mount Laurel, NJ		08054

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (888) 479-9111

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On November 15, 2006, Marlin Business Services Corp. (“we”, “us”, “our” or the “Company”), entered into a Purchase Agreement with Primus Capital Fund IV Limited Partnership and its affiliate (“Primus”), that provides for the issuance and sale by Primus, and the purchase by Piper Jaffrey, of 870,000 shares of our common stock at $22.00 per share. Primus also granted to Piper Jaffrey an option to purchase up to 130,000 additional shares of our common stock to cover over-allotments, if any. The offering of the common stock by Primus has been registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3, as amended (File No. 333-128329). The Company will not receive any proceeds from the sale of the shares of common stock being offered by Primus. We expect the transaction to close on Tuesday November 21, 2006. A copy of the Purchase Agreement is filed as Exhibit 1.1 to this report and is incorporated by reference herein.
The Company issued a press release in connection with the offering by Primus referenced in this Current Report on Form 8-K, which press release is attached as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
1.1 Purchase Agreement, dated November 15, 2006, between Piper Jaffray & Co., Primus Capital Fund IV Limited Partnership and its affiliate and Marlin Business Services Corp.
99.1	Press release dated November 15, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP. (Registrant)
Date November 17, 2006	/s/ George D. Pelose
George D. Pelose
Executive Vice President & General Counsel

INDEX TO EXHIBITS
1.1 Purchase Agreement, dated November 15, 2006, between Piper Jaffray & Co., Primus Capital Fund IV Limited Partnership and its affiliate and Marlin Business Services Corp.
99.1	Press release dated November 15, 2006